UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)	May 16, 2018

PATRICK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Indiana	000-03922	35-1057796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

107 W. Franklin Street, P.O. Box 638, Elkhart, Indiana	46515
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code	(574) 294-7511

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 16, 2018, the Board of Directors (the "Board") of Patrick Industries, Inc. (the “Company”) appointed Todd M. Cleveland, the Company's Chief Executive Officer and a director of the Company, to the role of Chairman of the Board. Paul E. Hassler had previously served as the Company's Chairman of the Board since May 2008. Mr. Hassler will continue in his role as a director of the Board. In addition, the Board appointed M. Scott Welch, a director of the Company since April 2015, as the Company's lead independent director. Both the Chairman of the Board and the lead independent director roles are effective immediately.

Item 5.07.     Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Shareholders of the Company was held on May 16, 2018. The total shares outstanding on the record date, March 23, 2018, were 25,324,154. The total shares voted at the meeting in person or by proxy were 21,688,409 which represented 85.64% of the total outstanding eligible votes. Each of the director nominees were elected and each of the proposals voted upon at the annual meeting was adopted by the requisite shareholder vote. The results of the matters voted upon at the Annual Meeting of Shareholders are as follows:
Proposal 1 - Election of eight directors to the Board of Directors to serve until the 2019 Annual Meeting.

Directors	For	Withheld	Broker Non-Votes
Joseph M. Cerulli	20,235,135	1,453,274	—
Todd M. Cleveland	20,839,806	848,603	—
John A. Forbes	13,791,946	7,896,463	—
Paul E. Hassler	16,924,442	4,763,967	—
Michael A. Kitson	15,393,663	6,294,746	—
Andy L. Nemeth	20,091,942	1,596,467	—
M. Scott Welch	15,393,463	6,294,946	—
Walter E. Wells	15,041,466	6,646,943	—
Proposal 2 - Ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for fiscal year 2018.

For	Against	Abstain	Broker Non-Votes
21,591,909	92,679	3,821	—

Proposal 3 - Approve an amendment to the Company's Restated Articles of Incorporation to provide shareholders the right to amend the Company's Bylaws.

For	Against	Abstain	Broker Non-Votes
21,679,769	5,735	2,905	—

Item 8.01     Other Events.

On May 18, 2018, the Company announced that its Board approved an increase in the amount of the Company’s common stock that may be acquired over the next 24 months under the Company’s current stock repurchase program to $50.0 million, including the amount remaining under the previous authorization. Share repurchases may be made from time to time in open market transactions at prevailing market prices, or in privately negotiated transactions or otherwise. A copy of the press release announcing the increase in the share repurchase authorization is furnished herewith as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d)     Exhibits

Exhibit 99.1 - Press Release issued May 18, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRICK INDUSTRIES, INC.
(Registrant)

Date: May 18, 2018	By:	/s/ Joshua A. Boone
Joshua A. Boone
Vice President - Finance and Chief Financial Officer